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                                  EXHIBIT 23.01

                         CONSENT OF ARTHUR ANDERSEN LLP,
                          CERTIFIED PUBLIC ACCOUNTANTS,
                             DATED DECEMBER 31, 1996
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-91438, 333-3450, 333-3452, 333-3454 and 333-13521 of our report dated
February 2, 1996 included in Crescent Real Estate Equities, Inc.'s Form 10-K for the year ended December 31, 1995, and of our reports dated March 11, 1994 on Caltex House, June 30, 1994 on Regency Plaza One, August 16, 1994 on Waterside Commons, September 9, 1994 on Two Renaissance Square, February 17, 1995 on East West Properties, May 10, 1995 on MCI Tower and Denver Marriott City Center, July 14, 1995 on Ptarmigan Place, November 17, 1995 on Albuquerque Facility and
The Hyatt Regency of Albuquerque, January 5, 1996 on Stanford Corporate Centre, February 15, 1996 on 301 Congress, and July 19, 1996 on Greenway Plaza included in Crescent Real Estate Equities, Inc.'s Forms 8-K and to all references to our Firm included in this Post-Effective Amendment No. 1.











                                    Arthur Andersen, LLP










Dallas, Texas
December 31, 1996